Exhibit 99.1
Contact:

Jacqualyn A. Fouse	Tim Smith
Sr. Vice President and	Director
Chief Financial Officer	Investor Relations
Celgene Corporation	Celgene Corporation
(908) 673-9956	(908) 673-9951
CELGENE REPORTS RECORD FIRST QUARTER 2011 OPERATING
AND FINANCIAL RESULTS
— Non-GAAP Total Revenue of $1.11 Billion Increased 40 Percent Y/Y
— Non-GAAP First Quarter Diluted Earnings Per Share of $0.83 Increased 32 Percent Y/Y
— REVLIMID® First Quarter Global Net Product Sales of $738 Million Increased 39 Percent Y/Y
2011 First Quarter Financial Results Year-Over-Year
•	Non-GAAP Total Revenue Increased 40 Percent to $1.11 Billion; GAAP Total Revenue $1.13 Billion
•	Global REVLIMID Net Product Sales Increased 39 Percent to $738 Million
•	Global VIDAZA® Net Product Sales Increased 36 Percent to $163 Million
•	Global THALOMID® Net Product Sales of $85 Million
•	Global ABRAXANE® Net Product Sales of $74 Million
•	Non-GAAP Operating Income Increased 35 Percent to $486 Million; GAAP Operating Income $288 Million
•	Non-GAAP Net Income Increased 34 Percent to $393 Million; GAAP Net Income $256 Million
•	Non-GAAP Diluted Earnings Per Share Increased 32 Percent to $0.83; GAAP Diluted Earnings Per Share $0.54
2011 Financial Outlook Update
•	Non-GAAP Total Revenue Expected to Increase Approximately 25 Percent Year-Over-Year to a Range of $4.45 to $4.55 Billion, Up From a Previous Range of $4.4 to $4.5 Billion
•	REVLIMID Net Product Sales Anticipated to Increase Approximately 26 Percent Year-Over-Year to a Range of $3.05 to $3.15 Billion, Up From a Previous Range of $3.0 to $3.1 Billion
•	Non-GAAP Diluted Earnings Per Share Expected to Increase Approximately 21 Percent Year-Over-Year to a Range of $3.35 to $3.40, Up From a Previous Range of $3.30 to $3.35
Recent Developments and Highlights
•	VIDAZA® Received Positive Final Appraisal Determination from National Institute for Health and Clinical Excellence for Use in the National Health Service in England and Wales
•	Initiated International Phase III Trial of Pomalidomide in Relapsed/Refractory Multiple Myeloma Patients
•	REVLIMID® IP Estate Increased With Orange Book Listing of Additional Granted US Patent and Allowance of Two Applications

•	ISTODAX® Supplemental New Drug Application (sNDA) Granted FDA Priority Review For Treatment of Progressive or Relapsed Peripheral T-Cell Lymphoma (PTCL)
•	ABRAXANE® Plus Gemcitabine Added to National Comprehensive Cancer Network (NCCN) Guidelines as Therapy for Pancreatic Cancer
•	ISTODAX Added to NCCN Guidelines as Therapy for Relapsed/Refractory PTCL in Both Transplant and Non-Transplant Patients
•	ISTODAX Marketing Authorization Application Submitted to European Medicines Agency (EMA) For Relapsed or Refractory PTCL
•	ABRAXANE in an Independent Phase II Clinical Study Demonstrated a Response Rate of 32% in Metastatic Platinum-refractory Urothelial Cancer
•	Approximately 300 Abstracts Evaluating Celgene Products to be Presented at Major Medical Meetings in Q2 2011
•	Elected to Board of Directors Michael A. Friedman, MD, President and Chief Executive Officer, City of Hope Cancer Center
•	Announced $1.5 Billion Share Repurchase Program During Q1 2011
2011 Selected Clinical/Regulatory Objectives
Hematology
•	Submit REVLIMID Newly Diagnosed Multiple Myeloma Regulatory Filing with FDA
•	Submit REVLIMID del 5q Myelodysplastic Syndromes Regulatory Filing With EMA
•	Launch ISTODAX in PTCL in the United States
•	Complete Enrollment of Pomalidomide Phase III Trial in Myelofibrosis
•	Complete Enrollment of Pivotal Phase II Trials Evaluating REVLIMID in Mantle Cell Lymphoma
•	Initiate Phase III Study of REVLIMID in Patients with Follicular Lymphoma
Oncology
•	Launch ABRAXANE for Metastatic Breast Cancer in the European Union
•	Submit ABRAXANE Non-Small Cell Lung Cancer sNDA to FDA
•	Complete Enrollment of ABRAXANE Phase III Trial in Pancreatic Cancer
•	Complete Enrollment of ABRAXANE Phase II Trials in Melanoma, Bladder and Ovarian Cancer
•	Complete Enrollment of REVLIMID Phase III Trial in Castrate Resistant Prostate Cancer
•	Advance Development Program of TORKi (mTOR Kinase Inhibitor) CC-223
Inflammation and Immunology
•	Present Phase II Data with Apremilast in Ankylosing Spondylitis
•	Complete Enrollment of Six Phase III Trials Evaluating Apremilast in Psoriatic Arthritis (n = 2,000), and in Moderate-to-Severe Psoriasis (n = 1,200)
•	Advance Phase II Apremilast Trial in Rheumatoid Arthritis
•	Advance Development Program of Cellular Therapy PDA-001 in Crohn’s Disease, Multiple Sclerosis, Rheumatoid Arthritis, and Other Diseases
SUMMIT, NJ — (April 28, 2011) — Celgene Corporation (NASDAQ: CELG) announced non-GAAP (Generally Accepted Accounting Principles) net income of $393 million, or non-GAAP diluted earnings per share of $0.83 for the quarter ended March 31, 2011. Non-GAAP net income for the first quarter of 2010 was $295 million or non-GAAP diluted earnings per share of $0.63. Based on U.S. GAAP, Celgene reported net income of $256 million, or GAAP diluted earnings per share of $0.54 for the quarter ended March 31, 2011. GAAP net income for the first quarter of 2010 was $234 million, or GAAP diluted earnings per share of $0.50.

“The results for the quarter were outstanding and they reflect the ongoing momentum that Celgene is creating as we leverage our business model and position our Company for long-term success,” said Bob Hugin, Chief Executive Officer of Celgene Corporation.
Product Sales Performance
Non-GAAP total revenue was a record $1.11 billion for the quarter ended March 31, 2011, an increase of 40 percent over 2010. GAAP total revenue was $1.13 billion for the quarter ended March 31, 2011. The increase in total revenue was driven by global market share gains, geographic expansion and increased duration of therapy of REVLIMID® and VIDAZA®. Net sales of REVLIMID were $738 million, an increase of 39 percent over the same period in 2010. VIDAZA® net sales were $163 million, an increase of 36 percent from 2010. Global THALOMID® (inclusive of Thalidomide Celgene® and Thalidomide Pharmion®) net sales were $85 million, an 18 percent decrease from 2010. ABRAXANE® net sales were $74 million.
Research and Development
For the first quarter of 2011, non-GAAP R&D expenses, which exclude share-based employee compensation expense, non-core R&D operations acquired from Abraxis and an impairment of acquired IPR&D, were $278 million compared to $186 million for the first quarter of 2010. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID, VIDAZA, ABRAXANE, ISTODAX®, pomalidomide, apremilast and our oral anti-inflammatory compounds; our kinase inhibitor program; our activin inhibitor program with ACE-011; and our cellular therapy programs. On a GAAP basis, R&D expenses were $435 million for the first quarter of 2011 and $205 million in the same period in 2010.
Selling, General, and Administrative
Non-GAAP selling, general and administrative expenses, which exclude share-based employee compensation expense, and expenses from non-core selling, general, and administrative activities acquired from Abraxis, were $270 million for the first quarter of 2011 compared to $188 million for the first quarter of 2010. The increase was primarily due to higher marketing and sales related expenses resulting from ongoing product launch activities, including REVLIMID in Japan, VIDAZA in Europe and ISTODAX in the United States, launch of ABRAXANE, as well as Abraxis integration and higher facilities costs. On a GAAP basis, selling, general and administrative expenses were $302 million for the first quarter of 2011 and $208 million in the same period in 2010.
Interest and Other Income, Net
For the quarter ended March 31, 2011, non-GAAP interest and other income, net, decreased to a slight loss compared to a $17 million gain in the same period in 2010. The decrease was primarily due to interest expense associated with the $1.25 billion in senior notes issued in October 2010, as well as a decrease in interest income earned in the quarter ended March 31, 2011, compared to the same period in 2010.
Cash, Cash Equivalents, and Marketable Securities
Celgene reported $2.43 billion in cash, cash equivalents, and marketable securities as of March 31, 2011. Celgene repurchased 8.5 million shares during the first quarter for approximately $450 million.

Non-GAAP Financial Information
See the attached Reconciliation of GAAP to non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three-month periods ended March 31, 2011 and 2010. See the attached Reconciliation of Full-Year 2011 Projected GAAP to Non-GAAP Net Income for an explanation of the amounts excluded and included to arrive at projected non-GAAP net income and non-GAAP earnings per share amounts for the year ending December 31, 2011. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before and after certain items that would not otherwise be apparent on a GAAP basis. We exclude certain items that management does not believe affect our basic operations and do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.
Conference Call and Webcast Information
Celgene will host a conference call to discuss the results and achievements of its first quarter 2011 and its operating and financial performance on April 28, 2011, at 9 a.m. ET. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon April 28, 2011, until midnight ET May 5, 2011. To access the replay, in the U.S. dial 800-642-1687; outside the U.S. dial 706-645-9291; and enter reservation number 58936690. The Company’s second quarter financial and operational results are expected to be reported in late July.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control. The Company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Net product sales	$1,083,609	$759,411
Collaborative agreements and other revenue	9,303	2,380
Royalty revenue	32,369	29,463

Total revenue	1,125,281	791,254

Cost of goods sold (excluding amortization of acquired intangible assets)	127,268	61,915
Research and development	435,478	204,657
Selling, general and administrative	302,261	207,978
Amortization of acquired intangible assets	69,050	41,593
Acquisition related (gains) charges and restructuring, net	(96,744)	4,862

Total costs and expenses	837,313	521,005

Operating income	287,968	270,249

Equity in (gains) losses of affiliated companies	556	(741)
Interest and other income (expense), net	(604)	17,369

Income before income taxes	286,808	288,359

Income tax provision	31,722	53,917

Net income	255,086	234,442

Non-controlling interest	504	—

Net income attributable to Celgene	$255,590	$234,442

Net income per common share attributable to Celgene:
Basic	$0.55	$0.51
Diluted	$0.54	$0.50

Weighted average shares — basic	465,993	459,914

Weighted average shares — diluted	472,235	467,655

	March 31,	December 31,
	2011	2010
Balance sheet items:
Cash, cash equivalents & marketable securities	$2,430,619	$2,601,301
Total assets	9,844,353	10,177,162
Long-term debt	1,247,420	1,247,584
Total equity	5,878,837	5,995,472

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
(In thousands, except per share data)

		Three Months Ended
		March 31,
		2011	2010

Net income attributable to Celgene — GAAP		$255,590	$234,442

Before tax adjustments:
Net product sales:
Sales of products to be divested:
Pharmion	(1)	(1,072)	(2,374)
Abraxis	(1)	(15,831)	—

Collaborative agreements and other revenue:
Abraxis non-core revenues	(2)	(905)	—

Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(3)	2,007	1,520
Abraxis inventory step-up	(4)	41,667	—
Cost of products to be divested:
Pharmion	(2)	1,001	4,286
Abraxis	(2)	9,549	—

Research and development:
Share-based compensation expense	(3)	32,592	19,129
Abraxis non-core activities	(2)	6,849	—
IPR&D impairment	(5)	118,000	—

Selling, general and administrative:
Share-based compensation expense	(3)	23,094	19,931
Abraxis non-core activities	(2)	9,208	—

Amortization of acquired intangible assets:
Pharmion	(6)	39,937	39,937
Gloucester	(6)	6,550	1,656
Abraxis	(6)	22,563	—

Acquisition related (gains) charges and restructuring, net:
Gloucester contingent liability accretion	(7)	6,053	4,862
Abraxis acquisition costs	(7)	49	—
Abraxis restructuring costs	(7)	2,742	—
Change in fair value of contingent value rights issued as part of Abraxis acquisition	(7)	(105,588)	—

Equity in (gains) losses of affiliated companies:
EntreMed, Inc.	(8)	255	385
Abraxis non-core activities	(2)	1,845	—

Interest and other income (expense), net:
Abraxis non-core activities	(2)	98	—

Non-controlling interest:
Abraxis non-core activities	(2)	(504)	—

Net income tax adjustments	(9)	(62,360)	(29,213)

Net income attributable to Celgene — non-GAAP		$393,389	$294,561

Net income per common share attributable to Celgene -non-GAAP:
Basic		$0.84	$0.64
Diluted		$0.83	$0.63

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income
Explanation of adjustments:

(1)	Exclude sales related to non-core former Pharmion Corp., or Pharmion, and Abraxis BioScience Inc., or Abraxis, products to be divested.

(2)	Exclude the estimated impact of activities arising from the acquisitions of Abraxis that are not related to core nab technology and of Pharmion that are planned to be divested, including other miscellaneous revenues, the cost of goods sold for products to be divested as well as operating expenses and other costs related to such activities.

(3)	Exclude share-based compensation expense for the first quarter totaling $57,693 in 2011 and $40,580 in 2010. The after tax net impact reduced GAAP net income for the first quarter by $42,241, or $0.09 per diluted share in 2011 and $31,373, or $0.07 per diluted share in 2010.

(4)	Exclude acquisition-related inventory step-up adjustments to fair value which were expensed for Abraxis in 2011.

(5)	IPR&D impairment related to a reduction in the probability of obtaining progression free survival labeling for the treatment of non-small cell lung cancer for ABRAXANE in the United States.

(6)	Exclude amortization of acquired intangible assets from the acquisitions of Pharmion, Gloucester Pharmaceuticals, Inc., or Gloucester and Abraxis.

(7)	Exclude acquisition related (gains) charges and restructuring for Gloucester and Abraxis.

(8)	Exclude the Company’s share of EntreMed, Inc. equity losses.

(9)	Net income tax adjustments reflects the estimated tax effect of the above adjustments.

Celgene Corporation and Subsidiaries
Reconciliation of Full-Year 2011 Projected GAAP to Non-GAAP Net Income
(In thousands, except per share data)

	Range
	Low	High

Projected net income — GAAP	$1,160,000	$1,208,000

Before tax adjustments:
Total Revenue:
Revenue from products to be divested	(26,000)	(24,000)

Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	7,000	6,000
Abraxis inventory step-up	90,000	90,000
Cost of products to be divested	16,000	14,000

Research and development:
Share-based compensation expense	128,000	116,000
Abraxis non-core activities	10,000	9,000
IPR&D impairment	118,000	118,000

Selling, general and administrative:
Share-based compensation expense	91,000	83,000
Abraxis non-core activities	13,000	12,000

Amortization of acquired intangible assets	285,000	285,000

Acquisition related (gains) charges and restructuring, net:
Gloucester contingent liability accretion	16,000	16,000
Abraxis restructuring costs	6,000	5,000
Change in fair value of contingent value rights issued as part of Abraxis acquisition	(106,000)	(106,000)

Equity in (gains) losses of affiliated companies:
Abraxis non-core activities	3,000	2,000

Non-controlling interest:
Abraxis non-core activities	(1,000)	(1,000)

Net income tax adjustments	(230,000)	(230,000)

Projected net income — non-GAAP	$1,580,000	$1,603,000

Projected net income per diluted common share — GAAP	$2.46	$2.56

Projected net income per diluted common share — non-GAAP	$3.35	$3.40

Projected weighted average diluted shares	471,500	471,500